UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MJ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 E Anvil Road, Amargosa Valley, NV 89020

(Address of principal executive offices, including Zip Code)

(702) 879-4440

(Issuer’s telephone number, including area code)

7320 S. Rainbow Blvd., Suite 102-210, Las Vegas, NV 89139

(Former name or former address, if changed since last report)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X].

Securities Act registration statement file number to which this form relates: 000-55900

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	MJNE	OTC Markets “PINK”

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the Common Stock, par value $0.001 per share, of MJ Holdings, Inc., a Nevada corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation of Registrant, Amended and Restated Articles of Incorporation of Registrant and Bylaws of the Registrant, which are set forth as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

A description of the Registrant’s Common Stock is set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-227735), initially filed with the U.S. Securities and Exchange Commission on October 5, 2018, as subsequently amended prior to effectiveness, and as will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

2.1	Articles of Incorporation of the Registrant, which were filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-167824) filed with the Securities and Exchange Commission on June 28, 2010 and is incorporated herein by reference thereto
2.2	Amended and Restated Articles of Incorporation of the Registrant, which were filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-167824) filed with the Securities and Exchange Commission on February 28, 2014 and is incorporated herein by reference thereto
2.3	Bylaws of the Registrant, which were filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-167824) filed with the Securities and Exchange Commission on June 28, 2010 and is incorporated herein by reference thereto
2.4	Specimen certificate of common stock of Registrant

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MJ Holdings, Inc.

Date: February 18, 2021	By:	/s/ Roger Bloss
Roger Bloss
Chief Executive Officer